UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): June 1, 2006

000-14136

(Commission file number)

CARDIUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0075787
(State of incorporation)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 525 San Diego, California 92130	(858) 436-1000
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 1, 2006, Gabor M. Rubanyi, M.D., Ph.D. was appointed to the position of Chief Scientific Officer of Cardium Therapeutics, Inc. (the “Company”). From November 2005 until March 2006, Dr. Gabor Rubanyi provided consulting services to the Company under the terms of a Consulting Services Agreement and was paid a consulting fee of $8,333 per month. In March 2006, Dr. Rubanyi became an employee and a Scientific Advisor of the Company.

Before joining the Company in March 2006, Dr. Rubanyi was Vice President of Gene Therapy at Berlex Biosciences (a subsidiary of Berlex Laboratories, the U.S. pharmaceutical affiliate of the Schering AG Group, Germany), and Adjunct Professor at the University of California, Davis. He initiated and played a leading role in the Angiogenic Gene Therapy for Coronary Artery Disease project at Schering/Berlex. Formerly, Dr. Rubanyi was Director of Vascular and Endothelial Research at Berlex (1992-1999), Director of the Institute of Pharmacology at Schering AG, Research Center, Berlin, Germany (1990-1992), Director of Pharmacology at Berlex Laboratories (1987-1990), and Associate Professor at the Mayo Clinic Medical School (1983-1987). Dr. Rubanyi is the author or co-author of 22 books and over 325 research articles, serves as an editorial board member to several biomedical journals and is the founder of the biomedical journal Endothelium. He also is a member of numerous American and international scientific societies. His pioneering work on the nature and characterization of endothelium-derived relaxing factors (nitric oxide) and contracting factors (endothelin) contributed substantially to the Company’s present knowledge about endothelial control of vascular function in health and disease, including angiogenesis.

Dr. Rubanyi’s employment is at will and may be terminated at any time by either Dr. Rubanyi or the Company. Dr. Rubanyi receives an annual salary of $300,000 and also may receive certain employee benefits available generally to all employees, including bonus and/or incentive equity compensation in a manner and at a level determined from time to time by the Company’s Board of Directors or its Compensation Committee.

Item 8.01	Other Events.

On June 5, 2006, the Company issued a press release reporting the results of its meta-analysis findings of the AGENT-3 and AGENT-4 clinical studies for its lead product candidate, GenerxTM. The meta-analysis was presented at the American Society of Gene Therapy (ASGT) Annual Meeting in Baltimore, Maryland on June 3, 2006. A copy of the press release and the meta-analysis are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	The Company’s Press release dated June 5, 2006.

99.2	The Company’s meta-analysis of AGENT-3 and AGENT-4 clinical studies presented at the American Society of Gene Therapy Annual Meeting in Baltimore, Maryland on June 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIUM THERAPEUTICS, INC.

Date: June 6, 2006	By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer